EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

Exhibit 99.1

MISSISSIPPI CHEMICAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,
	2004	2003
	(In thousands, except per share data)
Revenues:
Net sales	$84,123	$52,532
Other	1,056	1,155

	85,179	53,687
Operating expenses:
Cost of products sold	72,507	54,318
Selling, general and administrative	3,073	5,431
Other	718	5,236

	76,298	64,985

Operating income (loss)	8,881	(11,298)
Other (expense) income:
Interest, net	(7,101)	(5,234)
Other	542	631

Income (loss) from continuing operations before reorganization expense and income taxes	2,322	(15,901)
Reorganization expense	(56,969)	(2,047)

Loss from continuing operations before income taxes	(54,647)	(17,948)
Income tax expense (benefit)	578	(3,629)

Loss from continuing operations	(55,225)	(14,319)
Income (loss) from discontinued operations, net of income tax expense of $1,049 and benefit of $16,420, respectively	1,475	(25,095)

Net loss	$(53,750)	$(39,414)

Loss per share from continuing operations - basic and diluted	$(2.28)	$(0.56)
Income (loss) per share from discontinued operations - basic and diluted	$.06	$(0.99)

Net loss per share	$(2.22)	$(1.55)

The accompanying notes are an integral part of these consolidated financial statements.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

MISSISSIPPI CHEMICAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

ASSETS

	September 30, 2004	June 30, 2004
	(In thousands)
Current assets:
Cash and cash equivalents	$11,622	$22,407
Accounts receivable, net	33,031	27,925
Inventories:
Finished products	6,673	10,664
Raw materials and supplies	116	115
Replacement parts	20,295	20,718

Total inventories	27,084	31,497
Prepaid expenses and other current assets	23,551	10,389
Deferred income taxes	209	2,492
Assets of discontinued operations	38,413	34,344

Total current assets	133,910	129,054
Investments in affiliates	141,182	133,119
Assets held for sale	10,954	4,198
Other assets	2,239	2,239
Property, plant and equipment, at cost	317,641	379,776
less accumulated depreciation, depletion and amortization	(262,353)	(260,750)

Property, plant and equipment, net	55,288	119,026

	$343,573	$387,636

The accompanying notes are an integral part of these consolidated financial statements.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

MISSISSIPPI CHEMICAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Continued)

LIABILITIES AND SHAREHOLDERS’ DEFICIT

	September 30, 2004	June 30, 2004
	(In thousands, except per share data)
Current liabilities:
Long-term debt due within one year	$162,080	$151,533
Accounts payable	15,461	16,402
Accrued liabilities	6,076	10,281
Liabilities of discontinued operations	13,828	14,347

Total current liabilities	197,445	192,563
Other long-term liabilities and deferred credits	26,006	26,368
Deferred income taxes	17,323	15,789
Liabilities subject to compromise	231,899	231,899
Shareholders’ deficit:
Common stock ($.01 par, authorized 100,000 shares; issued 27,981)	280	280
Additional paid-in capital	306,063	306,063
Accumulated deficit	(399,791)	(346,041)
Accumulated other comprehensive loss, net	(7,178)	(10,811)
Treasury stock, at cost (3,731 shares)	(28,474)	(28,474)

Total shareholders’ deficit	(129,100)	(78,983)

	$343,573	$387,636

The accompanying notes are an integral part of these consolidated financial statements.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

MISSISSIPPI CHEMICAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED JUNE 30, 2004

AND THE THREE MONTHS ENDED SEPTEMBER 30, 2004

(Unaudited)

	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
	(In thousands)
Balances, July 1, 2003	$280	$306,063	$(209,047)	$(12,046)	$(28,474)	$56,776
Comprehensive loss:
Net loss	—	—	(136,994)	—	—	(136,994)
Net change in unrealized loss on hedges, net of tax benefit of $506	—	—	—	(923)	—	(923)
Deferred pension liability, net of tax expense of $1,163	—	—	—	2,158	—	2,158

Comprehensive loss	—	—	(136,994)	1,235	—	(135,759)

Balances, June 30, 2004	280	306,063	(346,041)	(10,811)	(28,474)	(78,983)
Comprehensive loss:
Net loss	—	—	(53,750)	—	—	(53,750)
Net change in unrealized gain on hedges, net of tax expense of $2,185	—	—	—	3,633	—	3,633

Comprehensive loss	—	—	(53,750)	3,633	—	(50,117)

Balances,
September 30, 2004	$280	$306,063	$(399,791)	$(7,178)	$(28,474)	$(129,100)

The accompanying notes are an integral part of these consolidated financial statements.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

MISSISSIPPI CHEMICAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended September 30,
	2004	2003
	(In thousands)
Cash flows from operating activities:
Net loss	$(53,750)	$(39,414)
Reconciliation of net loss to net cash (used in) provided by operating activities:
Net change in operating assets and liabilities	(16,825)	23,851
Impairment of long-lived assets	55,077	34,022
Depreciation, depletion and amortization	5,240	8,010
Change in deferred gain (loss) on hedging activities, net of tax	778	(113)
Deferred income taxes	2,062	(20,435)
Equity in earnings in unconsolidated affiliates	(8,652)	(616)
Other	(267)	1,343

Net cash (used in) provided by operating activities	(16,337)	6,648

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,539)	(2,053)
Proceeds from sale of assets	50	71
Other	500	—

Net cash used in investing activities	(989)	(1,982)

Cash flows from financing activities:
Debt proceeds	162,080	1
Debt payments	(151,533)	—
Financing fees	(4,006)	—

Net cash provided by financing activities	6,541	1

Net (decrease) increase in cash and cash equivalents	(10,785)	4,667
Cash and cash equivalents - beginning of period	22,407	6,102

Cash and cash equivalents - end of period	$11,622	$10,769

The accompanying notes are an integral part of these consolidated financial statements.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

MISSISSIPPI CHEMICAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004

NOTE 1 - INTERIM FINANCIAL STATEMENTS

The accompanying consolidated financial statements include Mississippi Chemical Corporation and its subsidiaries. In our opinion, the consolidated financial statements reflect all adjustments necessary to present fairly our results of operations for the three-month periods ended September 30, 2004 and 2003, our financial position at September 30, 2004 and June 30, 2004, our consolidated statements of shareholders’ equity (deficit) for the three months ended September 30, 2004 and the year ended June 30, 2004, and our cash flows for the three month periods ended September 30, 2004 and 2003. These adjustments are of a normal recurring nature which are necessary for a fair presentation of our financial position and results of operations for the interim periods. We have reclassified certain prior-period information to conform with the current period’s presentation.

Certain notes and other information have been condensed or omitted in our interim financial statements presented in this quarterly report on Form 10-Q. Therefore, these consolidated financial statements should be read in conjunction with our 2004 Annual Report on Form 10-K, as amended, and our consolidated financial statements and notes thereto included in our June 30, 2004, audited financial statements.

NOTE 2 - BANKRUPTCY PROCEEDINGS

On May 15, 2003 (the “Petition Date”), Mississippi Chemical Corporation and nine of its direct and indirect subsidiaries, Mississippi Nitrogen, Inc.; MissChem Nitrogen, L.L.C.; Mississippi Chemical Company, L.P.; Mississippi Chemical Management Company; Mississippi Phosphates Corporation; Mississippi Potash, Inc.; Eddy Potash, Inc.; Triad Nitrogen, L.L.C.; and Melamine Chemicals, Inc. (collectively, the “Company” or the “Debtors”), filed voluntary petitions to reorganize under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Mississippi, Jackson, Mississippi (the “Court”). The cases are being administered jointly in Joint Case Number 03-02984 WEE, (collectively the “Case”). The Debtors sought relief under Chapter 11 of the Bankruptcy Code because of a lack of liquidity. The combination of a depression in the agricultural sector, several waves of low priced imports, and the extreme increase in price level and price volatility of domestic natural gas, the Company’s primary raw material, had resulted in substantial financial losses for the Company for the last five years.

As debtors-in-possession, the Debtors, subject to any required Court approval, may elect to assume or reject real estate leases, employment contracts, personal property leases, service contracts, and other unexpired executory pre-petition contracts. The Company does not believe that rejection damages will be material; however, the Company cannot currently determine with certainty the aggregate liability that will result from the filing and settlement of claims related to any rejected contracts.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 2 - BANKRUPTCY PROCEEDINGS (Continued)

As debtors-in-possession, the Debtors are authorized to operate their business but may not engage in transactions outside the ordinary course of business without the approval of the Court. On May 16, 2003, the Court rendered an Interim Order approving the Debtors’ request for interim financing, and on October 2, 2003, the Court entered a Final Order approving debtor-in-possession revolving credit financing of $32,500,000, which was automatically reduced to $22,500,000 on March 2, 2004, immediately following the sale of the Company’s Potash Assets (see Note 11). On December 19, 2003, the Court entered a Final Order approving supplemental debtor-in-possession term loan financing of $96,700,000 (the “Supplemental DIP”). On July 15, 2004, the Court entered a Final Order approving a new $182,500,000 credit facility (the “Replacement DIP”) to refinance the Company’s pre-petition and post-petition secured debt.

On June 6, 2003, the Court appointed the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) to represent the interests of the unsecured creditors. The Creditors’ Committee monitors the Company’s financial condition and restructuring activities. The Company is required to reimburse certain fees and expenses of the Creditors’ Committee, including fees for attorneys and other professionals to the extent allowed by the Court. These costs are reflected in reorganization expense in the September 30, 2004 and 2003 consolidated statements of operations.

On October 8, 2003, the Company signed an agreement with Koch Nitrogen Company (“Koch”) to sell the Company’s interests in Point Lisas Nitrogen Limited (“Point Lisas Nitrogen”) for an estimated cash amount of $92,000,000, plus certain assumed liabilities (the “Koch Stalking Horse Agreement”). Subsequently, and in conjunction with the Supplemental DIP Order, the Company withdrew its motion to sell pursuant to the Koch Stalking Horse Agreement, resulting in the payment of a break-up fee to Koch of approximately $3,800,000 (the “Koch Break-Up Fee”).

On November 26, 2003, the Company’s subsidiaries, Mississippi Potash, Inc. and Eddy Potash, Inc., entered into a stalking horse agreement to sell substantially all of their assets to subsidiaries of Intrepid Mining LLC (the “Intrepid Stalking Horse Agreement”). On March 2, 2004, these assets were sold. As of September 30, 2004, the Company had received approximately $27,900,000 related to the sale and had a receivable of approximately $500,000 recorded on its books for the remainder of the purchase price attributable to a purchase price holdback held in escrow for contingent indemnification obligations. The Company received the $500,000 in October 2004.

On April 16, 2004, the Debtors filed with the Court a joint plan of reorganization and disclosure statement (the “Original Plan”). The principal objective of the Original Plan was to restructure the Debtors’ obligations to creditors in a manner that would permit the Company to continue as a viable business organization. There were objections to the Original Plan. Based on these objections, other alternatives were analyzed.

On June 25, 2004, the Court entered an Interim Order permitting the new $182,500,000 credit facility provided by the New York-based lenders Citigroup Global Markets, Inc., an affiliate of Citigroup, Perry Principals Investments, LLC, an affiliate of Perry Capital, and V&aumlrde Investment Partners, L.P., an affiliate of V&aumlrde Partners, Inc. (the “Replacement DIP”). The parties entered into the Replacement DIP on July 1, 2004, and the Court entered a Final Order approving the Replacement DIP on July 15, 2004. The Replacement DIP, which includes a $22,500,000 revolving credit facility provided solely by an affiliate of Citigroup, replaced all of the Company’s pre-petition and post-petition secured debt, a portion of which matured on June 30, 2004. The maturity of the Replacement DIP is the earlier of the Company’s exit from bankruptcy or December 31, 2004, and the Company has the option to extend the maturity through June 30, 2005, under certain conditions.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

On August 9, 2004, the Company and Terra Industries Inc. (“Terra”) announced a definitive agreement under which Terra will acquire the Company for an estimated total value of approximately $268,000,000 as of the announcement date. The transaction consideration included cash and assumed debt of $161,000,000 and stock of $107,000,000, and the final value will depend on Terra’s share price at closing and closing adjustments. As of October 31, 2004, estimated total value of the transaction consideration was $314,000,000, consisting of cash and assumed debt of approximately $165,000,000 and stock of $149,000,000. Both companies’ boards of directors have unanimously approved the transaction. The Creditors’ Committee, the Company’s largest unsecured creditors and the Replacement DIP Lenders also support the transaction.

On September 2, 2004, the Company filed an amended joint plan of reorganization with the Court that replaced the Original Plan. On October 22, 2004, the Company filed a second amended plan that replaced the first amended plan (the “Amended Plan”). The primary purpose of the Amended Plan is to facilitate the acquisition of the Company by Terra. If the Terra transaction is not consummated, the Amended Plan provides that the Company will emerge from bankruptcy on a stand-alone basis. In either instance, the Amended Plan obligates the Company to dispose of Mississippi Phosphates either through a sale of stock or assets, or if such sale is not consummated, by a distribution of the stock or assets of such business to the unsecured creditors of Mississippi Phosphates.

Under the Amended Plan, Terra will acquire the Company. Perry Principals Investments LLC, an affiliate of Perry Capital Management Inc., and Citigroup Global Markets, Inc., an affiliate of Citigroup, have entered into a commitment to extend the term of the term loan portion of the Replacement DIP beyond Mississippi Chemical’s emergence from bankruptcy until four years from the closing of the Terra transaction. Terra and the Company will use existing cash on hand to reduce the principal amount of this term loan to $125 million from $160 million and satisfy all other cash payments to creditors required by the Amended Plan. In addition, Terra would issue to certain of the Company’s unsecured creditors 14.75 million shares of Terra common stock and an amount of preferred stock, subject to certain post-closing adjustments as specified in the definitive agreement. Assuming the Closing Share Price (as defined in the definitive agreement) is equal to $7.65 (Terra’s closing share price on Friday, October 29, 2004), the Company’s unsecured creditors would receive Terra common stock with a value of $113,000,000 plus the preferred stock. The preferred stock to be issued to unsecured creditors will initially be set with a liquidation preference of $40,200,000. The projected working capital and other closing adjustments are currently anticipated to total a negative $5,900,000. Under this projected scenario, Terra will issue preferred stock with a liquidation preference of $34,300,000 and, within ten months of closing, Terra will have the option, but not the obligation, to redeem the preferred stock for 4.5 million to 5.5 million shares of Terra common stock to be determined based upon Terra’s stock price at closing. Based upon a Closing Share Price of $7.65 per share, Terra would have the right to redeem the preferred stock for 4.5 million Terra common shares. The final amount of the working capital and other post-closing adjustments will depend on various factors including, but not limited to: business performance, commodity prices and the terms of final separation of Mississippi Phosphates. The agreement also provides that Terra will issue 250,000 additional shares of Terra common stock for distribution to the Company’s shareholders.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 2 - BANKRUPTCY PROCEEDINGS (Continued)

Under the Amended Plan, the Company expects that substantially all unsecured creditors with allowed claims of $5,000 or less from the nitrogen business will be paid in cash, in full. Substantially all other unsecured creditors with allowed claims from the nitrogen business will be paid either cash equal to a specified percentage of their allowed claim or a pro-rata share of the pool of Terra common and preferred stock. The Terra transaction and Amended Plan are subject to Court approval, successful completion of the restructuring of the Company’s nitrogen and phosphate businesses, as well as customary regulatory approvals. The Terra transaction is also subject to Terra’s ability to obtain the consent of Terra’s current working capital lenders.

Although the Terra transaction is the primary basis of the Amended Plan, the Amended Plan will also provide that if the Terra transaction is not consummated, then the Company would emerge from bankruptcy on a stand-alone basis. The Company’s emergence financing will be provided by an existing commitment from Citigroup and Perry Capital. The existence of this alternate plan facilitates the Company’s exit from bankruptcy as expeditiously as possible. Under the stand-alone alternative, the Replacement DIP would be fully retired, the same cash distributions would be made to holders of allowed unsecured claims as in the Terra transaction, the Company’s other unsecured creditors would receive substantially all of the common shares of the reorganized company, and the Company’s current shareholders would receive warrants to acquire common shares in the reorganized company.

On October 22, 2004, the Court entered a Final Order approving the Company’s Disclosure Statement to be distributed to certain persons holding qualified interests or claims with respect to the Company’s bankruptcy estate. The Court established October 29, 2004, as the record date for mailing the Amended Plan and Disclosure Statement. The deadline for submission of votes on the Amended Plan is November 30, 2004. The Court has set on its calendar a preliminary hearing and final hearing for confirmation of the Amended Plan for December 7, 2004, and December 8, 2004, respectively.

The ability of the Company to continue as a going concern is dependent upon, but not limited to, the confirmation of a plan of reorganization, continued access to adequate sources of capital, continued compliance with debt covenants under the Replacement DIP, the ability to sustain cash flows sufficient to fund operations and repay debt, and retention of key suppliers, customers and employees. No assurance can be given that the Company will be successful in reorganizing its affairs through the Case. Because of the ongoing nature of the reorganization process, the outcome of which is not determinable until a plan of reorganization is confirmed and implemented, the accompanying consolidated financial statements do not include any adjustments that might result from the resolution of these uncertainties.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 3 -CREDIT AGREEMENTS AND LONG-TERM DEBT

The DIP Credit Facility

On May 16, 2003, the Court entered an Interim Order approving the Company’s request, on an interim basis, for a debtor-in-possession financing facility with Harris Trust and Savings Bank and a syndicate of six other lenders (the “Original DIP Lenders”) to provide up to $37,500,000 in financing (the “Interim Credit Facility”). On August 13, 2003, the Court denied the Company’s request for a Final Order with regard to the Interim Credit Facility, but granted it authority to use its cash collateral (i.e., cash and proceeds of inventories and receivables) for ordinary course operations through October 3, 2003. On October 2, 2003, the Court entered a Final Order that approved certain amendments to the Interim Credit Facility to permit borrowings up to $32,500,000 (the “DIP Credit Facility”). This Facility was reduced to $22,500,000 as a result of the sale of the Company’s Potash Assets in March 2004. The DIP Credit Facility was a revolving credit facility that expired on June 30, 2004. Mississippi Chemical Corporation was the borrower under the DIP Credit Facility and its subsidiaries who are Debtors, and Mississippi Chemical Holdings, Inc. (“MCHI”), were guarantors. Pursuant to a Final Order entered on December 19, 2003, the Investors (as defined below in the notes under the heading “Supplemental Debtor-in-Possession Term Loan”) concluded a tender offer to the Original DIP Lenders on January 23, 2004. The terms of the Pre-Petition Harris Facility and the Supplemental DIP were essentially unchanged by the tender offer.

Supplemental Debtor-In-Possession Term Loan

On December 19, 2003, the Court entered a Final Order approving the Company entering into the Supplemental Post-Petition Credit Agreement, dated as of December 15, 2003, with certain funds or affiliates managed or advised by Delaware Street Capital, L.P. and DDJ Capital Management LLC (together with their participants and assigns, the “Investors”), pursuant to which the Investors made a $96,700,000 term loan to the Company on December 30, 2003 (the “Supplemental DIP”). The proceeds of the Supplemental DIP were used to reduce the principal amount of the Pre-Petition Harris Facility by $90,000,000 and to pay certain transaction-related fees and expenses of $6,700,000. The Supplemental DIP was to mature on the earlier of (a) October 31, 2004, (b) the effective date of a plan of reorganization in the Company’s Case, (c) the conversion of the Company’s Case to a Chapter 7 case, or (d) the dismissal or appointment of a trustee in any of the Company’s Chapter 11 cases. Amounts due under the Supplemental DIP were repaid on July 1, 2004, with funding provided by the Replacement DIP discussed below.

In addition, the Investors agreed to tender for the approximately $68,400,000 remaining secured debt under the Pre-Petition Harris Facility and the obligations under the DIP Credit Facility, at par plus accrued interest (excluding default interest). The tender was conditioned upon acceptance by at least 51 percent in number of the lenders representing not less than 66 2/3 percent of the outstanding principal amount under these facilities. More than 51 percent in number of the Pre-Petition Lenders and the Original DIP Lenders tendered, respectively, 93 percent and 85 percent of the Pre-Petition Harris Facility and the Harris DIP. The tender closed on January 23, 2004. As a result, the Investors held substantially all of our secured debt at such time.

As a result of the Supplemental DIP Loan, the Company withdrew its motion to sell under the Koch Stalking Horse Agreement, and the Court entered a Final Order terminating such sale process. Accordingly, the Company paid the Koch Break-Up Fee (see Note 1) from the proceeds of the Supplemental DIP Loan.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

Pre-Petition Harris Facility

As of the Petition Date, the Company had a secured revolving credit facility with Harris Trust and Savings Bank and a syndicate of twelve other lenders totaling $158,400,000. The Pre-Petition Harris Facility bore interest at rates related to the Prime Rate. The bankruptcy filing was an event of default under the Pre-Petition Harris Facility and, as a result, the Company was no longer permitted to borrow under this facility. As adequate protection for the use of the Pre-Petition Lenders’ cash collateral, the Company was required to pay interest on the Pre-Petition Harris Facility. Interest was paid monthly in arrears at the non-default rate (Prime Rate + 5% on the first $105 million until this debt was reduced to $52.5 million, at which point such rate was Prime Rate + 3%). An additional 2% of default rate interest accrued until payoff of the Pre-Petition Harris Facility. Since the Pre-Petition Harris Facility was a secured facility, it has not been classified as a liability subject to compromise on the Company’s consolidated balance sheets. On July 1, 2004, this facility was paid in its entirety with funding provided by the Replacement DIP as discussed below.

Replacement Debtor-In-Possession Credit Facility

On June 25, 2004, the Court entered an Interim Order approving the Company’s request, on an interim basis, for the Replacement DIP with the Replacement DIP Lenders to provide up to $182,500,000 in financing. The Replacement DIP consists of a $160,000,000 term loan (the “Term Loan”) and up to $22,500,000 in revolving credit loans (the “Revolving Loans” and collectively with the Term Loan, the “Replacement Loans”). The Replacement Loans were funded on July 1, 2004. On July 15, 2004, the Court entered a Final Order that approved the Replacement DIP. The Replacement DIP terminates upon the earlier to occur of (a) December 31, 2004, (b) the date that a plan of reorganization confirmed by the Court becomes effective, or (c) the date on which the lenders terminate the Replacement DIP in connection with an event of default thereunder. The Company can extend the maturity to June 30, 2005, under certain conditions. Mississippi Chemical Corporation is the borrower under the Replacement DIP and its subsidiaries who are Debtors are guarantors. Effective September 30, 2004, Point Lisas Nitrogen paid off its loan to Ex-Im Bank. As a result, MCHI, a non-Debtor, became a guarantor as required by the Replacement DIP.

Maximum Borrowings. The Revolving Loans provide for maximum borrowings (the “Revolver Commitment”), at any time, up to the lesser of (a) $22,500,000, or (b) a borrowing base equal to the sum of (i) 85% of eligible accounts receivable plus (ii) 65% of eligible inventories, minus (iii) an amount equal to twice the amount of all the then accrued and unpaid charges owed to warehousemen and other third parties having inventories in their possession that have not executed and delivered to the lenders a warehouseman’s waiver, minus (iv) an amount equal to six months’ rent for all leased facilities where inventory is kept for which the landlord has not executed and delivered to the lenders a landlord’s waiver. No further borrowings are permitted on the Term Loan.

Rates and Fees. The loans under the Replacement DIP bear cash interest, payable monthly, at rates equal to the Citibank Base Rate from time to time in effect plus 3.75% and accrue additional payment-in-kind interest monthly at the rate of 5.15% per annum. On July 1, 2004, the Company paid the Replacement DIP Lenders a closing fee of $3,650,000 (2%) and a semi-annual agency fee of $75,000. The Replacement DIP also has an unused commitment fee equal to 0.5% per annum of the average daily unused amount of the Revolving Loans.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 3 - CREDIT AGREEMENTS AND LONG-TERM DEBT (Continued)

Collateral Security and Guarantees. Pursuant to the Final Order for the Replacement DIP, the Replacement DIP Lenders have been granted superpriority claim status in the Case with a first lien on substantially all of the Debtors’ assets (including all cash collateral and proceeds of inventories and accounts receivable). Our use of cash collateral and proceeds of inventories and accounts receivable generated in the ordinary course of business is limited to the payment of certain expenses and application to the Replacement DIP. All of the Company’s subsidiaries which are Debtors and MCHI have guaranteed the Replacement DIP (the “Replacement DIP Guarantors”).

Covenants. The Replacement DIP (a) restricts the Company’s ability to incur debt, (b) requires the Company to generate certain monthly minimum levels of EBITDA, as defined in the agreement, (c) limits the Company’s expenditures to the types set forth in a budget, subject to permitted deviations, (d) limits the amount of capital expenditures, (e) provides for mandatory prepayments and commitment reductions from all or part of the net proceeds of certain liquidity events (such as asset dispositions outside the ordinary course of business) as detailed below in this paragraph, (f) permits the voluntary prepayment of the Replacement DIP without penalty, and (g) contains representations, warranties, other affirmative and negative covenants, and events of default that are customary for debtor-in-possession credit facilities. As of October 31, 2004, the Company was in compliance with all covenants under the Replacement DIP.

The Senior Notes

On November 25, 1997, the Company issued $200,000,000 of 7.25% Senior Notes due November 15, 2017, pursuant to a shelf registration statement filed with the Securities and Exchange Commission. Semi-annual interest payments of approximately $7,250,000 are due on each May 15 and November 15. The holders may elect to have the Senior Notes repaid on November 15, 2007. The Senior Notes do not contain any financial covenants, but do contain certain cross-default provisions with our other debt instruments. As a result of the Company’s filing bankruptcy, the Company has not made the semi-annual interest payments, and is in default under the Senior Notes. At September 30, 2004 and June 30, 2004, the Senior Notes, net of unamortized discounts of $239,000, are reflected as a component of liabilities subject to compromise on the Company’s consolidated balance sheets.

The Industrial Revenue Bonds

In August 1997, the Company issued $14,500,000 in industrial revenue bonds, a portion of which was tax-exempt, to finance the development of a new phosphogypsum disposal facility at its Pascagoula, Mississippi, DAP manufacturing plant. On April 1, 1998, the Company issued $14,500,000 in tax-exempt industrial revenue bonds (the “1998 IRBs”), the proceeds of which were used to redeem the initial industrial revenue bonds issued in August 1997. The 1998 IRBs issued on April 1, 1998, mature on March 1, 2022, and carry a 5.8% fixed rate of interest. The 1998 IRBs may be redeemed at the Company’s option at a premium from March 1, 2008 to February 28, 2010, and may be redeemed at face value at any time after February 28, 2010, through the maturity date. The 1998 IRBs are the obligation of our subsidiary, Mississippi Phosphates Corporation, but are guaranteed by the Company. The bankruptcy filing was an event of default under the 1998 IRBs. At September 30, 2004 and June 30, 2004, the 1998 IRBs are reflected as a component of liabilities subject to compromise on the Company’s consolidated balance sheets.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 4 - LIABILITIES SUBJECT TO COMPROMISE

As a result of the Company’s Chapter 11 filing, substantially all unsecured pre-petition indebtedness of the Company is subject to compromise. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. These claims are reflected in the September 30, 2004 and June 30, 2004 consolidated balance sheets as liabilities subject to compromise. Pre-petition claims secured by the Company’s assets are also stayed, although the holders of such claims have the right to move the Court for relief from the stay. Pre-petition secured claims (primarily representing amounts borrowed under the Company’s pre-petition revolving credit facility) were secured by substantially all of the Company’s accounts receivable, inventories, and property, plant and equipment. These secured claims were satisfied on July 1, 2004. Although pre-petition claims are generally stayed as part of the first day orders and subsequent motions granted by the Court, the Court approved the Company’s motions to pay certain pre-petition obligations essential for the ongoing operation of the Company’s business. The Company has been paying and intends to continue to pay all undisputed post-petition claims of all vendors and suppliers in the ordinary course of business.

Liabilities Subject to Compromise consisted of the following:

	September 30, 2004	June 30, 2004

	(Dollars in thousands)
Senior Notes, net of unamortized discount	$199,761	$199,761
Industrial revenue bonds	14,500	14,500
Accounts payable – trade	4,206	4,206
Other liabilities	13,432	13,432

	$231,899	$231,899

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 4 - LIABILITIES SUBJECT TO COMPROMISE (Continued)

Below are condensed consolidated financial statements for the Company.

CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2004

	Mississippi Chemical Corporation and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Consolidated
	(Dollars in thousands)
ASSETS
Current assets	$133,907	$3	$—	$133,910
Investments and long-term assets	154,378	127,336	(127,339)	154,375
Property, plant and equipment, net	55,288	—	—	55,288

	$343,573	$127,339	$(127,339)	$343,573

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities	$197,445	$42	$(42)	$197,445
Other long-term liabilities and deferred credits	43,329	44	(44)	43,329
Liabilities subject to compromise	231,899	—	—	231,899
Shareholders’ equity (deficit)	(129,100)	127,253	(127,253)	(129,100)

	$343,573	$127,339	$(127,339)	$343,573

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2004

	Mississippi Chemical Corporation and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Consolidated
	(Dollars in thousands)
ASSETS
Current assets	$129,051	$3	$—	$129,054
Investments and long-term assets	139,519	119,295	(119,258)	139,556
Property, plant and equipment, net	119,026	—	—	119,026

	$387,596	$119,298	$(119,258)	$387,636

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities	$192,521	$42	$—	$192,563
Other long-term liabilities and deferred credits	42,159	119,256	(119,258)	42,157
Liabilities subject to compromise	231,899	—	—	231,899
Shareholders’ deficit	(78,983)	—	—	(78,983)

	$387,596	$119,298	$(119,258)	$387,636

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 4 - LIABILITIES SUBJECT TO COMPROMISE (Continued)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended September 30, 2004

	Mississippi Chemical Corporation and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Consolidated
	(Dollars in thousands)
Revenues	$85,179	$—	$—	$85,179
Cost of products sold	72,507	(8,039)	8,039	72,507
Selling, general and administrative	3,073	—	—	3,073
Other	718	—	—	718

	76,298	(8,039)	8,039	76,298

Operating income	8,881	8,039	(8,039)	8,881
Other expense	6,559	—	—	6,559

Income from continuing operations before reorganization expense and income taxes	2,322	8,039	(8,039)	2,322
Reorganization expense	(56,969)	—	—	(56,969)

(Loss) income from continuing operations before income taxes	(54,647)	8,039	(8,039)	(54,647)
Income tax expense - continuing operations	578	—	—	578

(Loss) income from continuing operations	(55,225)	8,039	(8,039)	(55,225)
Income from discontinued operations, net of tax	1,475	—	—	1,475

Net (loss) income	$(53,750)	$8,039	$(8,039)	$(53,750)

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 4 - LIABILITIES SUBJECT TO COMPROMISE (Continued)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended September 30, 2003

	Mississippi Chemical Corporation and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Consolidated
	(Dollars in thousands)
Revenues	$53,687	$—	$—	$53,687
Cost of products sold	54,322	—	(4)	54,318
Selling, general and administrative	5,427	4	—	5,431
Other	5,236	—	—	5,236

	64,985	4	(4)	64,985

Operating loss	(11,298)	(4)	4	(11,298)
Other expense	4,603	—	—	4,603

Loss from continuing operations before reorganization expense and income taxes	(15,901)	(4)	4	(15,901)
Reorganization expense	(2,047)	—	—	(2,047)

Loss from continuing operations before income taxes	(17,948)	(4)	4	(17,948)
Income tax benefit - continuing operations	(3,629)	—	—	(3,629)

Loss from continuing operations	(14,319)	(4)	4	(14,319)
Loss from discontinued operations, net of tax	(25,095)	—	—	(25,095)

Net loss	$(39,414)	$(4)	$4	$(39,414)

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 4 - LIABILITIES SUBJECT TO COMPROMISE (Continued)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the three months ended September 30, 2004

	Mississippi Chemical Corporation and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Consolidated
	(Dollars in thousands)
Cash flows from operating activities:
Net (loss) income	$(53,750)	$8,039	$(8,039)	$(53,750)
Reconciliation of net (loss) income to net cash used in operating activities:
Net change in operating assets and liabilities	(16,825)	—	—	(16,825)
Net change in other long-term assets and liabilities	(6,079)	(8,039)	8,039	(6,079)
Non-cash items	60,317	—	—	60,317

Net cash used in operating activities	(16,337)	—	—	(16,337)

Net cash used in investing activities	(989)	—	—	(989)

Net cash provided by financing activities	6,541	—	—	6,541

Net decrease in cash and cash equivalents	(10,785)	—	—	(10,785)
Cash and cash equivalents - beginning of period	22,404	3	—	22,407

Cash and cash equivalents - end of period	$11,619	$3	$—	$11,622

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 4 - LIABILITIES SUBJECT TO COMPROMISE (Continued)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the three months ended September 30, 2003

	Mississippi Chemical Corporation and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Consolidated
	(Dollars in thousands)
Cash flows from operating activities:
Net loss	$(39,414)	$(4)	$4	$(39,414)
Reconciliation of net loss to net cash provided by operating activities:
Net change in operating assets and liabilities	23,851	4	(4)	23,851
Net change in other assets and liabilities	(19,821)	—	—	(19,821)
Non-cash items, net	42,032	—	—	42,032

Net cash provided by operating activities	6,648	—	—	6,648

Net cash used in investing activities	(1,982)	—	—	(1,982)

Net cash provided by financing activities	1	—	—	1

Net increase in cash and cash equivalents	4,667	—	—	4,667
Cash and cash equivalents - beginning of period	6,102	—	—	6,102

Cash and cash equivalents - end of period	$10,769	$—	$—	$10,769

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 5 - LOSS PER SHARE

Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the year, excluding the dilutive common share equivalents arising from stock options using the treasury stock method.

The number of weighted average common shares outstanding, net of treasury shares, used in the Company’s diluted loss per share computations for the three months ended September 30, 2004 and 2003, were 24,257,000 and 25,439,000, respectively.

Common stock equivalents outstanding at September 30, 2004 and 2003 were not included in the computation of diluted loss per share as a result of the Company incurring a net loss in each of the years, which renders these equivalents antidilutive. Weighted average common shares outstanding were lower during the three months ended September 30, 2004, primarily as a result of abandonments of shares to the Company by shareholders.

NOTE 6 - SEGMENT INFORMATION

At September 30, 2004, the Company had one reportable segment, nitrogen. The nitrogen segment produces ammonia, ammonium nitrate, nitrogen solutions and nitric acid and distributes these products to fertilizer dealers and distributors, and industrial users. Prior to June 30, 2004, the Company’s diammonium phosphate (“DAP”) business represented a separate reportable segment. DAP is marketed to agricultural users in domestic and international markets. International DAP sales are made through a separate export association. At June 30, 2004, the Company determined that its phosphate segment would no longer be a part of its continuing operations. As a result, the phosphate segment has been reflected as discontinued operations and the related assets and liabilities reflected as assets and liabilities from discontinued operations in the accompanying consolidated financial statements. Prior to December 2003, the Company had a potash segment that mined and produced agricultural and industrial potash products that were sold to farmers, fertilizer dealers, industries and distributors primarily for use in the southern and western regions of the United States and into export markets. On December 1, 2003, the Company announced that its wholly owned subsidiaries in its potash segment had signed a definitive agreement to sell substantially all of its potash assets. As a result of this agreement, the Company’s potash operations have been sold and are reflected as discontinued operations. Prior to March 2004, the Company had a melamine segment that produced melamine crystal, which is a raw material for manufacturers in the construction/remodeling and automotive industries. The Company’s production of melamine began in June 2003. On March 25, 2004, the Company announced the permanent closure of its melamine operation and its intent to sell this facility. As a result, the melamine operation has been reflected as discontinued operations and the related assets and liabilities reflected as assets and liabilities from discontinued operations in the accompanying consolidated financial statements.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

Below is the Company’s segment information for the three month periods ended September 30, 2004 and 2003. The Other caption includes corporate allocations, capital expenditures and depreciation, depletion and amortization for our phosphate, potash and melamine/urea operations as well as other corporate activities and consolidating intercompany eliminations.

	Three months ended September 30, 2004
	Nitrogen	Other	Total
	(Dollars in thousands)
Net sales - external customers	$84,123	$—	$84,123
Net sales - intersegment	12,524	(12,524)	—
Other revenues	1,056	—	1,056
Operating income (loss)	9,494	(613)	8,881
Depreciation, depletion and amortization	3,035	2,205	5,240
Capital expenditures	1,377	162	1,539

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 6 - SEGMENT INFORMATION (Continued)

	Three months ended September 30, 2003
	Nitrogen	Other	Total
	(Dollars in thousands)
Net sales - external customers	$52,532	$—	$52,532
Net sales - intersegment	5,869	(5,869)	—
Other revenues	1,155	—	1,155
Operating loss	(9,751)	(1,547)	(11,298)
Depreciation, depletion and amortization	3,395	4,615	8,010
Capital expenditures	221	1,832	2,053

NOTE 7 - ACCUMULATED OTHER COMPREHENSIVE LOSS

Comprehensive loss is the total of net loss and all other non-owner changes in equity. The components of comprehensive loss that relate to the Company are net loss, unrealized gains or losses on natural gas derivative transactions, and pension liability adjustments. As permitted under the provisions of SFAS No. 130, “Reporting Comprehensive Income,” these are presented in the Consolidated Statements of Shareholders’ (Deficit) Equity. Derivative transactions may consist of futures contracts, options, swaps, or similar derivative financial instruments related to the price of natural gas. The changes in the components of accumulated other comprehensive loss during the three months ended September 30, 2004 and 2003 are included below:

	2004
	Before-Tax Amount	Tax Effect	Net-of-Tax Amount
	(In thousands)
Accumulated other comprehensive loss at June 30, 2004	$(16,631)	$5,820	$(10,811)
Net unrealized loss on natural gas hedging activities arising during period	2,815	(1,036)	1,779
Reclassification adjustment for net losses on natural gas hedging activities realized in net loss	3,003	(1,149)	1,854

Accumulated other comprehensive loss at September 30, 2004	$(10,813)	$3,635	$(7,178)

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 7 - ACCUMULATED OTHER COMPREHENSIVE LOSS (Continued)

	2003
	Before-Tax Amount	Tax Effect	Net-of-Tax Amount
	(In thousands)
Accumulated other comprehensive loss at June 30, 2003	$(18,523)	$6,477	$(12,046)
Net unrealized loss on natural gas hedging activities arising during period	(133)	53	(80)
Reclassification adjustment for net gains on natural gas hedging activities realized in net loss	(183)	64	(119)

Accumulated other comprehensive loss at September 30, 2003	$(18,839)	$6,594	$(12,245)

Total comprehensive loss for the three months ended September 30, 2004 and 2003, was $50.1 million and $39.6 million, respectively.

NOTE 8 - REORGANIZATION EXPENSE

Costs directly related to the Company’s reorganization under Chapter 11 of the Bankruptcy Code are reflected as reorganization expense in the consolidated statements of operations. Reorganization expense for the three months ended September 30, 2004, was approximately $56,969,000, which consisted primarily of an impairment loss of approximately $55,077,000 related to the Company’s No. 4 ammonia plant located within the Company’s Yazoo City, Mississippi, nitrogen complex, professional fees and severance. Reorganization expense for the three months ended September 30, 2003, was approximately $2,047,000 which consisted of legal and professional fees.

In September 2004, our board of directors authorized management to actively market for sale our 175,000 short tons per year ammonia plant in Yazoo City, Mississippi (the “No. 4 Plant”), which has been idle since January 2003. Accordingly, as required by SFAS No. 144, we tested the asset for impairment at September 30, 2004. As a basis for the impairment test, we used the anticipated net proceeds that would be realized based on current negotiations to sell the No. 4 Plant to a purchaser that intends to dismantle and relocate the No. 4 Plant. This test resulted in a pre-tax impairment charge of approximately $55,077,000, which is reflected as a component of reorganization expense in the 2004 consolidated statement of operations. We have agreed to provide exclusivity to a potential acquirer of the plant until December 31, 2004, to negotiate a binding purchase agreement. During this exclusivity period, we may not solicit alternate purchasers for the No. 4 Plant.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 9 - INCOME TAX EXPENSE (BENEFIT)

For the three-month period ended September 30, 2004, our income tax expense from continuing operations was $578,000, as compared to an income tax benefit of $3,629,000 for the three-month period ended September 30, 2003. The income tax expense was primarily the result of the increase of our valuation allowance for the deferred tax asset related to federal net operating loss carryforwards that may expire unutilized. The income tax benefit for the prior year was primarily the result of our net loss from continued operations.

Our income tax expense from discontinued operations for the three-month period ended September 30, 2004, was $1,049,000, as compared to an income tax benefit of $16,420,000 for the three-month period ended September 30, 2003. The income tax expense for the three-month period ended September 30, 2004, was primarily the result of our net income on discontinued operations, whereas, the income tax benefit for the prior year was primarily the result of our net losses from discontinued operations.

We are required to evaluate the likelihood of our ability to generate sufficient future taxable income that will enable us to realize the value of our deferred tax assets. If we, in our judgment, are not more likely than not to realize any deferred tax assets, then we record valuation allowances against the deferred tax assets. As of September 30, 2004, we had recorded deferred tax assets arising from federal and state net operating loss carryforwards amounting to approximately $62,600,000 and approximately $16,000,000, respectively. We estimate that certain deferred tax assets, primarily those arising from federal net operating loss carryforwards and certain state net operating loss carryforwards, may not be realized. Therefore, we have recorded federal and state valuation allowances amounting to $60,900,000 and $14,400,000 for the three-month period ended September 30, 2004, respectively.

In connection with the Supplemental DIP that was repaid on July 1, 2004, our wholly owned subsidiary, MCHI, had provided a guarantee on such secured debt. MCHI indirectly owns our 50% venture interest in Point Lisas Nitrogen, the operator of an ammonia facility in Point Lisas, Trinidad. Under U.S. tax laws, this guarantee resulted in a deemed non-cash distribution to us of earnings from MCHI (and effectively our portion of the earnings from Point Lisas Nitrogen). As of September 30, 2004, these cumulative earnings approximated $54,300,000. As of September 30, 2004, we have recorded non-current deferred tax liabilities on these earnings of approximately $20,800,000. Pursuant to a Final Order entered on July 15, 2004, MCHI’s guarantee was released and, as a result, we no longer consider Point Lisas Nitrogen’s earnings to be reinvested indefinitely. Accordingly, we expect to record U.S. taxes on those earnings. Subsequent to these events, MCHI provided a guarantee for the Replacement DIP after Point Lisas Nitrogen repaid its indebtedness to the Export-Import Bank of the United States (“Ex-Im Bank”) on September 30, 2004.

In addition to the U.S. tax expense resulting from the MCHI earnings, we are providing tax expense based on an estimated annual effective tax rate of approximately 3.1%. This rate reflects approximately $1,600,000 of nondeductible reorganization expenses as well as the increase in our valuation allowances for federal net operating loss carryforwards that may expire unutilized and all deferred state tax assets generated during the year.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 10 - INVESTMENT IN POINT LISAS NITROGEN LIMITED

The Company’s 50-50 venture with KNC Trinidad, Ltd, Point Lisas Nitrogen, owns and operates a 2,040 short-ton-per-day anhydrous ammonia plant located near Point Lisas, The Republic of Trinidad and Tobago. The plant was placed in service in late July 1998. The Company has a contractual obligation to purchase one-half of the ammonia, approximately 358,000 short tons per year, produced by Point Lisas Nitrogen. The Company uses its portion of the production from the venture as a raw material for upgrading into finished fertilizer products at its facilities and for sales into domestic markets. The Company is accounting for its investment in Point Lisas Nitrogen using the equity method. These equity in earnings are reflected in the Company’s consolidated statements of operations as a reduction in cost of products sold.

As a result of the Company’s filing bankruptcy, it was in default under its ammonia offtake agreement with Point Lisas Nitrogen. At May 15, 2003, the Company was in arrears to Point Lisas Nitrogen under the ammonia offtake agreement in the amount of $2,622,000. In November 2003, the Company cured the default pursuant to an order of the Court. Until September 30, 2004, Point Lisas Nitrogen had a non-recourse loan with Ex-Im Bank that was not guaranteed by the venture partners. Point Lisas Nitrogen pre-paid its loan to Ex-Im Bank on September 30, 2004, including a $1.1 million prepayment premium.

On October 8, 2003, the Company signed the Koch Stalking Horse Agreement (see Note 2) with Koch to sell its interests in Point Lisas Nitrogen. Subsequently, and in conjunction with the Supplemental DIP Order, the Company withdrew its motion to sell pursuant to the Koch Stalking Horse Agreement, resulting in the payment of the Koch Break-Up Fee of approximately $3,800,000.

Point Lisas Nitrogen’s financial position as of September 30, 2004 and June 30, 2004, and its results of operations for the three months ended September 30, 2004 and 2003, are summarized below:

Summarized Balance Sheet Information:

	September 30, 2004	June 30, 2004
	(Dollars in thousands)
Assets
Restricted cash	$3,221	$82,844
Other current assets	29,088	22,027
Non-current assets	239,008	243,026

Total assets	$271,317	$347,897

Liabilities and Stockholders’ Equity
Long-term debt due within one year	$—	$93,473
Other current liabilities	13,837	13,022
Stockholders’ equity	257,480	241,402

Total liabilities and stockholders’ equity	$271,317	$347,897

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 10 - INVESTMENT IN POINT LISAS NITROGEN LIMITED (Continued)

Summarized Statement of Operations Information:

	Three months ended September 30,
	2004	2003
	(Dollars in thousands)
Revenues	$35,970	$21,769
Operating income	14,046	3,324
Net income	16,078	4,800

NOTE 11 - DISCONTINUED OPERATIONS

Melamine and Urea Assets. On March 25, 2004, we announced the permanent closure of our melamine and urea operations at our Donaldsonville, Louisiana, facility. We have initiated efforts to locate a buyer and have committed to a plan to dispose of these assets. In accordance with SFAS No. 144, at September 30, 2004, our melamine and urea operations have been reflected as discontinued operations and the related assets and liabilities classified as assets and liabilities from discontinued operations. Melamine and urea operations in previous periods have also been reclassified in accordance with SFAS No. 144. Corporate allocations have been excluded from discontinued operations.

Phosphate Assets. In June 2004, the Company’s board of directors authorized a plan to dispose of the Company’s wholly-owned subsidiary, Mississippi Phosphates Corporation, as part of its plan to emerge from bankruptcy. This subsidiary will either be sold to a third party or transferred to Mississippi Phosphates’ unsecured creditors. In accordance with SFAS No. 144, our phosphate operations have been reflected as discontinued operations and the related assets and liabilities classified as assets and liabilities from discontinued operations. Phosphate operations in previous periods have also been reclassified in accordance with SFAS No. 144. Corporate allocations have been excluded from discontinued operations.

Potash Assets. During the quarter ended September 30, 2003, the Company’s board of directors authorized its management to actively market for sale the long-lived assets of Mississippi Potash, Inc. and its subsidiary (the “Potash Assets”). Accordingly, at September 30, 2003, the Potash Assets were classified as assets held for sale and all related depreciation expense ceased. As required by SFAS No. 144, the Company tested the Potash Assets for impairment at September 30, 2003. This test resulted in a pre-tax impairment charge of $34,022,000, which is reflected as a component of discontinued operations in the consolidated statement of operations for the three months ended September 30, 2003. Significant judgments and estimates were used in performing the impairment test in accordance with SFAS No. 144.

On December 1, 2003, the Company committed to a plan of disposal with its announcement of a definitive agreement by its subsidiaries to sell the Potash Assets to two wholly-owned subsidiaries of Intrepid Mining LLC, a privately held Denver-based natural resources company. On March 2, 2004, these assets were sold. As a result of this agreement, at December 31, 2003, the Company’s potash operations were reflected as discontinued operations. Corporate allocations have been excluded from discontinued operations.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 11 - DISCONTINUED OPERATIONS (Continued)

Summary. The following tables summarize financial information for the Company’s discontinued operations:

Balance sheet of discontinued operations:

	September 30, 2004	June 30, 2004
	(Dollars in thousands)
Accounts receivable	$4,764	$6,306
Inventories	17,264	11,346
Property, plant and equipment	14,071	13,909
Other	2,314	2,783

Current assets of discontinued operations	38,413	34,344

Accounts payable	6,730	6,295
Accrued liabilities	2,544	4,028
Other	4,554	4,024

Current liabilities of discontinued operations	13,828	14,347

Net assets of discontinued operations	$24,585	$19,997

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

Net sales and loss from discontinued operations:

	Three months ended September 30,
	2004	2003
	(Dollars in thousands)
Net sales:
Melamine and urea assets	$—	$4,596
Potash assets	—	16,473
Phosphate assets	33,272	25,433

	$33,272	$46,502

Income (loss) from discontinued operations before income taxes:
Melamine and urea assets	$(2)	$(1,935)
Potash assets	(1)	(37,379)
Phosphate assets	2,527	(2,201)

	$2,524	$(41,515)
Income tax expense (benefit):
Melamine and urea assets	$—	$(701)
Potash assets	—	(14,942)
Phosphate assets	1,049	(777)

	$1,049	$(16,420)
Income (loss) from discontinued operations:
Melamine and urea assets	$(2)	$(1,234)
Potash assets	(1)	(22,437)
Phosphate assets	1,478	(1,424)

	$1,475	$(25,095)

NOTE 12 - RETIREMENT PLANS

In December 2003, SFAS No. 132, “Employers’ Disclosures about Pensions and Other Post Retirement Benefits,” was revised to require additional disclosures during interim reporting periods. We have adopted the provisions of this revision, which became effective for interim reporting periods beginning after December 31, 2003.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

Net periodic pension expense includes the following components:

	Three months ended September 30,
	2004	2003
Net periodic pension (benefit) expense:
Service cost	$—	$—
Interest cost	1,789	1,785
Expected return on plan assets	(2,011)	(1,758)
Net amortization	—	(18)
Recognized losses	56	132

Net periodic pension (benefit) expense	$(166)	$141

Contributions paid	$—	$—

During fiscal 2003, we froze our retirement benefits. Any participant who was an active employee on the freeze date was automatically 100% vested regardless of years of service. We are not required nor do we anticipate making contributions into the plan during the remainder of fiscal 2005.

NOTE 13 - ACCOUNTING PRONOUNCEMENTS

There have been no new accounting pronouncements issued during the quarter ended September 30, 2004, that we anticipate having a material effect on our consolidated financial statements. Refer to our accounting policies in our most recent Annual Report on Form 10-K, as amended, which is on file with the Securities and Exchange Commission.

NOTE 14 - GUARANTOR SUBSIDIARIES

Payment obligations under our 7.25% Senior Notes, due November 15, 2017, issued pursuant to that certain indenture, dated as of November 25, 1997, are fully and unconditionally guaranteed on a joint and several basis by Mississippi Nitrogen, Inc., and MissChem Nitrogen, L.L.C. (the “Guarantor Subsidiaries”), our wholly owned direct subsidiary and our wholly owned indirect subsidiary, respectively. Condensed consolidating financial information regarding the parent company, Guarantor Subsidiaries and non-guarantor subsidiaries for September 30, 2004 and 2003 is presented below for purposes of complying with the reporting requirements of the Guarantor Subsidiaries.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 14 - GUARANTOR SUBSIDIARIES (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

	Three months ended September 30, 2004
(In thousands)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues:
Net sales	$—	$45,046	$52,026	$(12,949)	$84,123
Other	2,904	1,056	—	(2,904)	1,056

	2,904	46,102	52,026	(15,853)	85,179

Operating expenses:
Cost of products sold	—	44,231	41,363	(13,087)	72,507
Selling, general and administrative	2,602	1,578	1,799	(2,906)	3,073
Other	—	—	718	—	718

	2,602	45,809	43,880	(15,993)	76,298

Operating income	302	293	8,146	140	8,881
Other (expense) income:
Interest, net	(7,085)	(15)	(1)	—	(7,101)
Other	(41,689)	1,200	27	41,004	542

(Loss) income from continuing operations before reorganization expense and income taxes	(48,472)	1,478	8,172	41,144	2,322
Reorganization expense	(1,834)	(55,113)	(22)	—	(56,969)

(Loss) income from continuing operations before income taxes	(50,306)	(53,635)	8,150	41,144	(54,647)
Income tax expense (benefit)	3,444	(19,103)	20	16,217	578

(Loss) income from continuing operations	(53,750)	(34,532)	8,130	24,927	(55,225)
Income from discontinued operations	—	—	1,475	—	1,475

Net (loss) income	$(53,750)	$(34,532)	$9,605	$24,927	$(53,750)

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 14 - GUARANTOR SUBSIDIARIES (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

	Three months ended September 30, 2003
(In thousands)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues:
Net sales	$—	$24,503	$49,094	$(21,065)	$52,532
Other	—	1,155	—	—	1,155

	—	25,658	49,094	(21,065)	53,687

Operating expenses:
Cost of products sold	—	26,580	49,268	(21,530)	54,318
Selling, general and administrative	(341)	1,716	4,056	—	5,431
Other	—	5,089	147	—	5,236

	(341)	33,385	53,471	(21,530)	64,985

Operating income (loss)	341	(7,727)	(4,377)	465	(11,298)
Other (expense) income:
Interest, net	(5,190)	(41)	(3)	—	(5,234)
Other	(34,338)	(1,149)	55	36,063	631

Loss from continuing operations before reorganization expense and income taxes	(39,187)	(8,917)	(4,325)	36,528	(15,901)
Reorganization expense	(1,963)	(38)	(46)	—	(2,047)

Loss from continuing operations before income taxes	(41,150)	(8,955)	(4,371)	36,528	(17,948)
Income tax (benefit) expense	(1,736)	2,774	(494)	(4,173)	(3,629)

Loss from continuing operations	(39,414)	(11,729)	(3,877)	40,701	(14,319)
Loss from discontinued operations	—	—	(25,095)	—	(25,095)

Net loss	$(39,414)	$(11,729)	$(28,972)	$40,701	$(39,414)

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 14 - GUARANTOR SUBSIDIARIES (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET

	September 30, 2004
(In thousands)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$11,606	$1	$15	$—	$11,622
Receivables, net	102,760	1,486	31,492	(102,707)	33,031
Inventories	—	21,627	5,249	208	27,084
Prepaid expenses and other current assets	18,088	5,078	2,337	(1,743)	23,760
Assets of discontinued operations	—	—	38,413	—	38,413

Total current assets	132,454	28,192	77,506	(104,242)	133,910

Investments in affiliates	51,476	65,359	127,410	(103,063)	141,182
Other assets	101,531	6,755	172,283	(267,376)	13,193
Property, plant and equipment, net	1,889	44,100	9,299	—	55,288

Total assets	$287,350	$144,406	$386,498	$(474,681)	$343,573

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Long-term debt due within one year	$162,080	$—	$—	$—	$162,080
Accounts payable	18,393	4,134	76,685	(83,751)	15,461
Accrued liabilities and other	3,066	3,568	904	(1,462)	6,076
Liabilities of discontinued operations	—	—	17,776	(3,948)	13,828

Total current liabilities	183,539	7,702	95,365	(89,161)	197,445

Other long-term liabilities and deferred credits	24,327	29,953	3	(10,954)	43,329
Liabilities subject to compromise	208,584	66,665	198,233	(241,583)	231,899

Shareholders’ (deficit) equity:
Common stock	280	1	58,940	(58,941)	280
Additional paid-in capital	306,063	324,715	335,618	(660,333)	306,063
Accumulated deficit	(399,791)	(284,630)	(301,661)	586,291	(399,791)
Accumulated other comprehensive loss	(7,178)	—	—	—	(7,178)
Treasury stock, at cost	(28,474)	—	—	—	(28,474)

Total shareholders’ (deficit) equity	(129,100)	40,086	92,897	(132,983)	(129,100)

Total liabilities and shareholders’ (deficit) equity	$287,350	$144,406	$386,498	$(474,681)	$343,573

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 14-GUARANTOR SUBSIDIARIES (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET

	June 30, 2004
(Dollars in thousands)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$22,389	$1	$17	$—	$22,407
Receivables, net	76,273	—	31,264	(79,612)	27,925
Inventories	—	25,013	6,728	(244)	31,497
Prepaid expenses and other current assets	6,228	3,948	2,926	(221)	12,881
Assets of discontinued operations	—	—	34,344	—	34,344

Total current assets	104,890	28,962	75,279	(80,077)	129,054

Investments in affiliates	93,163	64,656	119,368	(144,068)	133,119
Other assets	133,082	—	132,555	(259,200)	6,437
Property, plant and equipment, net	2,175	108,215	8,636	—	119,026

Total assets	$333,310	$201,833	$335,838	$(483,345)	$387,636

Liabilities and Shareholders’ (Deficit) Equity

Current liabilities:
Debt due within one year	$151,533	$—	$—	$—	$151,533
Accounts payable	21,925	19,909	38,986	(64,418)	16,402
Accrued liabilities and other	5,879	2,780	837	785	10,281
Liabilities of discontinued operations	—	—	14,347	—	14,347

Total current liabilities	179,337	22,689	54,170	(63,633)	192,563

Other long-term liabilities and deferred credits	24,372	37,860	119,356	(139,431)	42,157

Liabilities subject to compromise	208,584	66,665	198,233	(241,583)	231,899

Shareholders’ (deficit) equity:
Common stock	280	1	58,940	(58,941)	280
Additional paid-in capital	306,063	324,715	335,618	(660,333)	306,063
Accumulated deficit	(346,041)	(250,097)	(430,479)	680,576	(346,041)
Accumulated other comprehensive loss	(10,811)	—	—	—	(10,811)
Treasury stock, at cost	(28,474)	—	—	—	(28,474)

Total shareholders’ (deficit) equity	(78,983)	74,619	(35,921)	(38,698)	(78,983)

Total liabilities and shareholders’ (deficit) equity	$333,310	$201,833	$335,838	$(483,345)	$387,636

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 14 - GUARANTOR SUBSIDIARIES (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

	Three months ended September 30, 2004
(In thousands)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net (loss) income	$(53,750)	$(34,532)	$9,605	$24,927	$(53,750)
Reconciliation of net (loss) income to net cash (used in) provided by operating activities:
Net change in operating assets and liabilities	(40,264)	(14,144)	39,004	(1,421)	(16,825)
Depreciation, depletion and amortization	2,205	2,903	132	—	5,240
Impairment of long-lived assets	—	55,077	—	—	55,077
Change in deferred loss on hedging activities, net of tax	778	—	—	—	778
Equity earnings in unconsolidated affiliates	41,596	(1,198)	(8,045)	(41,005)	(8,652)
Deferred income taxes and other	2,575	(20,269)	1,990	17,499	1,795

Net cash (used in) provided by operating activities	(46,860)	(12,163)	42,686	—	(16,337)

Cash flows from investing activities:
Purchases of property, plant and equipment	29	(612)	(956)	—	(1,539)
Proceeds from sale of assets	35	—	15	—	50
Other	—	495	5	—	500

Net cash provided by (used in) investing activities	64	(117)	(936)	—	(989)

Cash flows from financing activities:
Debt proceeds	162,080	—	—	—	162,080
Debt payments	(151,533)	—	—	—	(151,533)
Financing fees	(4,006)	—	—	—	(4,006)
Net change in affiliate notes	29,472	12,280	(41,752)	—	—

Net cash provided by (used in) financing activities	36,013	12,280	(41,752)	—	6,541

Net decrease in cash and cash equivalents	(10,783)	—	(2)	—	(10,785)
Cash and cash equivalents - beginning of period	22,389	1	17	—	22,407

Cash and cash equivalents - end of period	$11,606	$1	$15	$—	$11,622

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 14 - GUARANTOR SUBSIDIARIES (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

	Three months ended September 30, 2003
(In thousands)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net loss	$(39,414)	$(11,729)	$(28,972)	$40,701	$(39,414)
Reconciliation of net loss to net cash (used in) provided by operating activities:
Net change in operating assets and liabilities	(38,481)	5,082	26,505	30,745	23,851
Impairment of long-lived assets	—	—	34,022	—	34,022
Depreciation, depletion and amortization	1,418	3,257	3,335	—	8,010
Change in deferred loss on hedging activities, net of tax	(113)	—	—	—	(113)
Equity earnings in unconsolidated affiliates	34,295	1,157	(6)	(36,062)	(616)
Deferred income taxes and other	31,437	2,301	(17,446)	(35,384)	(19,092)

Net cash (used in) provided by operating activities	(10,858)	68	17,438	—	6,648

Cash flows from investing activities:
Purchases of property, plant and equipment	—	(58)	(1,995)	—	(2,053)
Proceeds from sale of assets	—	6	65	—	71

Net cash used in investing activities	—	(52)	(1,930)	—	(1,982)

Cash flows from financing activities:
Debt proceeds	1	—	—	—	1
Net change in affiliate notes	15,524	(16)	(15,508)	—	—

Net cash provided by (used in) financing activities	15,525	(16)	(15,508)	—	1

Net increase in cash and cash equivalents	4,667	—	—	—	4,667

Cash and cash equivalents - beginning of period	6,073	1	28	—	6,102

Cash and cash equivalents - end of period	$10,740	$1	$28	$—	$10,769